Exhibit 23.2

104 Cranberry Road

Post Office Box 760

Galax, Virginia 24333

276-238-1800

Fax 276-238-1801

INDEPENDENT AUDITORS’ CONSENT

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 26, 2006, on our audits of Port City Capital Bank as of December 31, 2005 and 2004 and for each of the two years in the period ended December 31, 2005 included in the registration statement (Form S-4) and related prospectus of Crescent Financial Corporation dated May 10, 2006.

Larrowe & Company, PLC

Galax, Virginia

May 9, 2006